Regency Centers.

Exhibit 99.1

NEWS RELEASE

For immediate release

Laura Clark
904 598 7831
LauraClark@RegencyCenters.com

Regency Centers Reports Second Quarter 2019 Results

JACKSONVILLE, Fla. (August 1, 2019) – Regency Centers Corporation ("Regency" or the "Company") today reported financial and operating results for the period ended June 30, 2019.

Second Quarter 2019 Highlights

- For the three months ended June 30, 2019, Net Income Attributable to Common Stockholders ("Net Income") of $0.31 per diluted share.
- Second quarter NAREIT Funds From Operations ("NAREIT FFO") of $0.95 per diluted share, which includes a $0.02 per share charge from one-time non-cash expenses.
- Year-to-date same property Net Operating Income ("NOI"), excluding termination fees, increased 2.1%, as compared to the same period in 2018, driven by Base Rent growth of 2.5%.
- As of June 30, 2019, the same property portfolio was 95.1% leased.
- On a trailing twelve months basis, rent spreads on comparable new and renewal leases were 19.8% and 6.9%, respectively, with total rent spreads of 8.9%.
- For the three months ended June 30, 2019, total leasing volume of approximately 1.9 million square feet of new and renewal leases, at blended rent spreads of 7.0%.
- As of June 30, 2019, a total of 23 properties were in development or redevelopment representing a total investment of approximately $474 million.
- Subsequent to the quarter, Regency acquired The Pruneyard in Silicon Valley for a purchase price of approximately $212.5 million.
- During the second quarter, Regency issued its annual Corporate Responsibility Report, highlighting the Company's accomplishments in key areas of environmental, social, and governance initiatives. The Company was also recently included in the S&P 500 ESG index and received a rating upgrade to A from MSCI.
- On August 1, 2019, Regency announced the transition of Martin E. "Hap" Stein, Jr. from Chairman and Chief Executive Officer to Executive Chairman, to be succeeded by Lisa Palmer as President and Chief Executive Officer effective January 1, 2020. As part of the Company's succession plan, Ms. Palmer will vacate her role as Chief Financial Officer, retaining her position as President, effective August 12, 2019, with Mike Mas assuming the position of Executive Vice President, Chief Financial Officer, at that time.
- On July 31, 2019, Regency's Board declared a quarterly cash dividend on the Company's common stock of $0.585 per share.

"I am deeply gratified to work with the best professionals in the business who have been the cornerstone to Regency's ongoing success in building a wonderful company," said Martin E. "Hap" Stein, Jr., Chairman and Chief Executive Officer. "Through this seamless transition, I have no doubt that Lisa and the team will continue to execute on our strategic objectives and make even more progress on Regency's journey from good to great, while generating total returns of 8% to 10%."

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2 Financial Results Regency reported Net Income for the second quarter of $51.7 million, or $0.31 per diluted share compared to the Net Income Attributable to Common Stockholders of $47.8 million, or $0.28 per diluted share, for the same period in 2018. The Company reported NAREIT FFO for the second quarter of $160.0 million, or $0.95 per diluted share, compared to $157.3 million, or $0.93 per diluted share, for the same period in 2018. For the three months ended June 30, 2019, the Company’s results included a negative impact of $3.0 million, or $0.02 per diluted share, from one-time non-cash expenses related to straight-line rent reserves for tenants where it is no longer probable that those tenants will remain in occupancy for the duration of their current lease. The Company reported Core Operating Earnings for the second quarter of $152.4 million, or $0.91 per diluted share, compared to $150.5 million, or $0.89 per diluted share, for the same period in 2018. Core operating earnings per share growth was 4.6% for the second quarter, when adjusted for the adoption of Accounting Standard Codification 842, Leases. The Company views Core Operating Earnings, which excludes certain non-recurring items as well as non-cash components of earnings derived from above and below market rent amortization, straight-line rents, and amortization of debt mark-to-market, as a better measure of business performance as it more closely reflects cash earnings and the Company’s ability to grow the dividend. Portfolio Performance Regency’s portfolio is differentiated in its overall outstanding quality, breadth and scale. The strength of the Company’s merchandising mix, combined with placemaking elements and connection to its communities further differentiate Regency’s high quality portfolio. Regency’s national platform with 22 local market offices offers critical strategic advantages and positions the Company to achieve its strategic objective to average 3% same property NOI growth over the long term. Second quarter same property NOI, excluding termination fees, increased 1.4% compared to the same period in 2018, which was primarily impacted by the Sears bankruptcy and timing of reconciliations. Year-to-date same property NOI, excluding termination fees, increased 2.1%, as compared to the same period in 2018, driven by Base Rent growth of 2.5%. As of June 30, 2019, Regency’s wholly-owned portfolio plus its pro-rata share of co-investment partnerships was 94.7% leased. The same property portfolio was 95.1% leased, which is an increase of 10 basis points sequentially and a decrease of 60 basis points from the same period in 2018, primarily driven by the Sears bankruptcy. For the three months ended June 30, 2019, Regency executed approximately 1.9 million square feet of comparable new and renewal leases at blended rent spreads of 7.0%. Rent spreads on new and renewal leases were 6.9% and 7.0%, respectively. For the trailing twelve months, the Company executed approximately 6.9 million square feet of comparable new and renewal leases at blended rent spreads of 8.9%. Portfolio Enhancement and Capital Allocation Regency’s capital allocation strategy enables the Company to benefit from a self-funding model, in which free cash flow is the source of funding, and supports the development and redevelopment program on Exhibit 99.1

3 a leverage neutral basis. Regency’s development and redevelopment platform is a critical strategic advantage for creating significant value for shareholders. Together with the sales of lower growth assets and equity when priced attractively, free cash flow also enables the Company to invest in high-growth acquisitions and share repurchases when pricing is compelling. This capital allocation strategy preserves Regency’s pristine balance sheet and allows the Company to add value and enhance the quality of the portfolio on a net accretive basis. Developments and Redevelopments At quarter end, the Company had 23 properties in development or redevelopment with, estimated net project costs of approximately $474 million. In-process developments and redevelopments were 89% leased and committed as of June 30, 2019, and are expected to yield an average return of 7.6%. During the quarter, Regency started one ground-up development project and four redevelopment projects. The ground-up development project, Culver Public Market, is a 27,000 - square foot urban retail project located in the dynamic high-barrier-to-entry Culver City submarket of Los Angeles, California. The total project cost is approximately $27 million at a projected 6.0% stabilized yield. As previously reported, Regency started the generational redevelopment of The Abbot, located in the heart of Harvard Square in Cambridge, MA. The project will modernize and expand the iconic property offering flagship retail and office uses. The total project cost is approximately $52 million at a projected incremental 9.3% stabilized yield. Property Transactions During the quarter the Company acquired 6401 Roosevelt in Seattle, WA for $3.6 million. This multi-tenant retail building is adjacent to the Company’s Whole Foods anchored operating property, Roosevelt Square. Subsequent to quarter end, the Company acquired The Pruneyard, a 258,000 square foot center located in Silicon Valley for $212.5 million at a 4.3% cap rate. The center is anchored by Trader Joe’s and Marshalls and sits in close proximity to the West Valley’s most affluent neighborhoods and technology employers. In addition to the retail portion, The Pruneyard also benefits from three adjacent office towers totaling 360,000 square feet and an adjacent 171-key hotel, which were not part of the transaction. On a year-to-date basis, including The Pruneyard acquisition subsequent to the quarter end, the Company has closed on $231.6 million of acquisitions and $136.5 million of dispositions. Balance Sheet Regency benefits from favorable access to capital through the strength of its balance sheet, supported by conservative leverage levels with a Net Debt to EBITDAre ratio of 5.3x. This positions Regency to weather potential challenges and potentially profit from investment opportunities in the future. Dividend On July 31, 2019, Regency’s Board declared a quarterly cash dividend on the Company’s common stock of $0.585 per share. The dividend is payable on August 22, 2019, to shareholders of record as of August 12, 2019. Exhibit 99.1

Exhibit 99.1

Executive Leadership Changes

As reported concurrently with this release, Regency has announced the transition of Martin E. "Hap" Stein, Jr. from Chairman and Chief Executive Officer to Executive Chairman, effective January 1, 2020. Concurrent with this transition, Regency's Board of Directors is pleased to announce that Lisa Palmer will become President and Chief Executive Officer. As part of the Company's succession plan, Ms. Palmer will vacate her role as Chief Financial Officer, retaining her position as President, effective August 12, 2019, with Mike Mas assuming the position of Executive Vice President, Chief Financial Officer, at that time.

Additionally, to more accurately reflect their roles within the Company, Jim Thompson will become Executive Vice President, Chief Operating Officer, and Mac Chandler will become Executive Vice President, Chief Investment Officer, effective August 12, 2019.

2019 Guidance

The Company has updated certain components of its 2019 earnings guidance. Guidance for NAREIT FFO is unchanged at the midpoint. The NAREIT FFO range has been updated to reflect the one-time charge of $3.0 million, or $0.02 per diluted share, related to the one-time non-cash straight-line rent charge. Please refer to the Company's second quarter 2019 supplemental information package for a complete list of updates.

2019 Guidance

All figures pro-rata and in thousands, except per share data

	Current Guidance	Previous Guidance
Net Income Attributable to Common Stockholders ("Net Income")	**$1.56 - $1.60**	$1.41 - $1.47
NAREIT Funds From Operations ("NAREIT FFO") per diluted share	**$3.81 - $3.85**	$3.80 - $3.86
Same Property Net Operating Income ("SPNOI") Growth excluding termination fees (pro-rata)	**2.0% - 2.5%**	2.0% - 2.5%

Conference Call Information

To discuss Regency's second quarter results, Management will host a conference call on Friday, August 2, 2019, at 11:00 a.m. EDT. Dial-in and webcast information is listed below.

Second Quarter 2019 Earnings Conference Call

Date: Friday, August 2, 2019

Time: 11:00 a.m. ET

Dial#: 877-407-0789 or 201-689-8563

Webcast: investors.regencycenters.com

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5 Replay Webcast Archive: Investor Relations page under Events & Webcasts Non-GAAP Disclosure The Company uses certain non-GAAP performance measures, in addition to the required GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We manage our entire real estate portfolio without regard to ownership structure, although certain decisions impacting properties owned through partnerships require partner approval. Therefore, we believe presenting our pro-rata share of operating results regardless of ownership structure, along with other non-GAAP measures, makes comparisons of other REITs' operating results to the Company's more meaningful. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. NAREIT FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“NAREIT”) defines as net income, computed in accordance with GAAP, excluding gains on sale and impairments of real estate, net of tax, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Regency computes NAREIT FFO for all periods presented in accordance with NAREIT's definition in effect during that period. Effective January 1, 2019, the Company prospectively adopted the NAREIT FFO White Paper – 2018 Restatement (“2018 FFO White Paper”), and elected the option of excluding gains on sale and impairments of land, which are considered incidental to the Company’s main business. Prior period amounts were not restated to conform to the current year presentation, and therefore are calculated as described above, but also include gains on sales and impairments of land. Many companies use different depreciable lives and methods, and real estate values historically fluctuate with market conditions. Since NAREIT FFO excludes depreciation and amortization and gains on sales and impairments of real estate, it provides a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, NAREIT FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP; and, therefore, should not be considered a substitute measure of cash flows from operations. The Company provides a reconciliation of Net Income Attributable to Common Stockholders to NAREIT FFO. Core Operating Earnings is an additional performance measure that excludes from NAREIT FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from above and below market rent amortization, straight-line rents, and amortization of mark-to-market of debt adjustments; and (iv) other amounts as they occur. The Company provides a reconciliation of Net Income to NAREIT FFO to Core Operating Earnings. Exhibit 99.1

Exhibit 99.1

Reconciliation of Net Income Attributable to Common Stockholders to NAREIT FFO and Core Operating Earnings - *Actual (in thousands)*

For the Periods Ended June 30, 2019 and 2018	Three Months Ended 2019	Three Months Ended 2018	Year to Date 2019	Year to Date 2018
Reconciliation of Net Income to NAREIT FFO:				
Net Income Attributable to Common Stockholders	$ 51,728	47,841	$ 142,174	100,500
Adjustments to reconcile to NAREIT Funds From Operations[1]:				
Depreciation and amortization (excluding FF&E)	100,168	97,189	204,665	193,386
Gain on sale of operating properties	(2,393)	(246)	(39,463)	(348)
Provision for impairment to operating properties	10,441	12,440	12,113	28,494
Gain (loss) on sale of land[2]	(17)	-	1	-
Exchangeable operating partnership units	109	100	299	212
NAREIT Funds From Operations	$ 160,036	157,324	$ 319,789	322,244
Reconciliation of NAREIT FFO to Core Operating Earnings:				
NAREIT Funds From Operations	$ 160,036	157,324	$ 319,789	322,244
Adjustments to reconcile to Core Operating Earnings[1]:				
Gain on sale of land[2]	-	(869)	-	(976)
Provision for impairment to land	-	93	-	93
Early extinguishment of debt	-	11,010	10,591	11,172
Interest on bonds for period from notice to redemption	-	-	367	600
Straight line rent, net	(505)	(4,749)	(4,674)	(8,830)
Above/below market rent amortization, net	(6,640)	(11,378)	(19,975)	(19,801)
Debt premium/discount amortization	(459)	(897)	(986)	(1,795)
Core Operating Earnings	$ 152,432	150,534	$ 305,112	302,707
Weighted Average Shares For Diluted Earnings per Share	167,962	169,682	167,877	170,291
Weighted Average Shares For Diluted FFO and Core Operating Earnings per Share	168,312	170,032	168,227	170,641

(1) Includes Regency's consolidated entities and its pro-rata share of unconsolidated co-investment partnerships, net of pro-rata share attributable to noncontrolling interests.

(2) Effective January 1, 2019, Regency prospectively adopted the NAREIT FFO White Paper – 2018 Restatement, and elected the option of excluding gains on sales and impairments of land, which are considered incidental to the Company's main business. Prior period amounts were not restated to conform to the current year presentation of NAREIT FFO, and therefore include gains on sales and impairments of land.

Same property NOI is a key non-GAAP measure used by management in evaluating the operating performance of Regency's properties. The Company provides a reconciliation of net income to pro-rata same property NOI.

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Exhibit 99.1

Reconciliation of Net Income Attributable to Common Stockholders to Pro-Rata Same Property NOI - *Actual (in thousands)*

For the Periods Ended June 30, 2019 and 2018	Three Months Ended		Year to Date	
	2019	2018	2019	2018
Net Income Attributable to Common Stockholders	$ 51,728	47,841	$ 142,174	100,500
Less:				
Management, transaction, and other fees	(7,442)	(6,887)	(14,415)	(14,045)
Other[1]	(8,355)	(17,634)	(27,325)	(31,807)
Plus:				
Depreciation and amortization	93,589	89,105	190,783	177,629
General and administrative	18,717	16,776	40,017	34,382
Other operating expense, excluding provision for doubtful accounts	1,533	1,480	2,667	1,917
Other expense (income)	46,206	59,925	77,377	112,797
Equity in income of investments in real estate excluded from NOI [2]	11,976	15,669	6,347	30,762
Net income attributable to noncontrolling interests	962	748	2,009	1,554
NOI	208,914	207,023	419,634	413,689
Less non-same property NOI [3]	(4,870)	(7,998)	(9,969)	(14,153)
Same Property NOI	$ 204,044	199,025	$ 409,665	399,536
Same Property NOI without Termination Fees	$ 203,045	200,287	$ 408,181	399,618
Same Property NOI without Termination Fees or Redevelopments	$ 191,867	188,943	$ 385,072	377,224

(1) Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.
(2) Includes non-NOI expenses incurred at our unconsolidated real estate partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, interest expense, and real estate gains and impairments.
(3) Includes revenues and expenses attributable to Non-Same Property, Projects in Development, corporate activities, and noncontrolling interests.

Reported results are preliminary and not final until the filing of the Company's Form 10-Q with the SEC and, therefore, remain subject to adjustment.

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Exhibit 99.1

Reconciliation of Net Income Attributable to Common Stockholders to NAREIT FFO —
Guidance (per diluted share)

NAREIT FFO Guidance:		**Full Year 2019**	
		Low	**High**
Net income attributable to common stockholders	$	1.56	1.60
Adjustments to reconcile net income to NAREIT FFO:			
Depreciation and amortization		2.41	2.41
Provision for impairment		0.07	0.07
Gain on sale of operating properties		(0.23)	(0.23)
NAREIT Funds From Operations	$	3.81	3.85

The Company has published forward-looking statements and additional financial information in its second quarter 2019 supplemental information package that may help investors estimate earnings for 2019. A copy of the Company's second quarter 2019 supplemental information will be available on the Company's website at www.RegencyCenters.com or by written request to: Investor Relations, Regency Centers Corporation, One Independent Drive, Suite 114, Jacksonville, Florida, 32202. The supplemental information package contains more detailed financial and property results including financial statements, an outstanding debt summary, acquisition and development activity, investments in partnerships, information pertaining to securities issued other than common stock, property details, a significant tenant rent report and a lease expiration table in addition to earnings and valuation guidance assumptions. The information provided in the supplemental package is unaudited and there can be no assurance that the information will not vary from the final information in the Company's Form 10-Q for the quarter ended June 30, 2019. Regency may, but assumes no obligation to, update information in the supplemental package from time to time.

About Regency Centers Corporation (NASDAQ: REG)

Regency Centers is the preeminent national owner, operator, and developer of shopping centers located in affluent and densely populated trade areas. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to our neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit RegencyCenters.com.

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Forward-looking statements involve risks and uncertainties. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements. Please refer to the documents filed by Regency Centers Corporation with the SEC, specifically the most recent reports on Forms 10-K and 10-Q, which identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements.

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